EXHIBIT 10.36

AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

This Amendment ("Amendment") is made this 15th day of October, 2015, by and between Freeze Tag, Inc., a Delaware corporation ("Borrower"), on the one hand, and an Accredited Investor (the "Lender"), on the other hand, to amend the terms of that certain Convertible Promissory Note dated December 20, 2013, and entered into by and between the Parties (the "Note"). Borrower and Lender each shall be referred to herein as a "Party" and collectively as the "Parties". In the event the terms of the Note and this Amendment conflict, the terms of this Amendment control. Any defined terms herein that are not defined herein have the meaning set forth in the Note.

WHEREAS, in the Note, Lender agreed to loan Borrower money, and in exchange received the Note covering the terms of the loan, which included the right to convert the principal amounts due under the Notes into shares of Borrower's common stock at a discount to the price of Borrower's common stock as quoted over-the-counter as described in the Note (the "Conversion Price");

WHEREAS, the par value of Borrower's common stock is $0.001 per share and under the corporate law of the State of Delaware shares may not be issued at less than par value; and

WHEREAS, due to the quoted price of Borrower's common stock, the Conversion Price may, at times, be less than the par value of Borrower's common stock and, therefore, Borrower has not been able to, or may not be able to, legally issue all the shares of common stock it is obligated to issue upon a conversion of some or all of the Note since the conversions must be done at not less than par value;

WHEREAS, as a result, the Parties have agreed to amend the terms of the Notes to account for the fact that, at times, the Note may not be able to be converted in accordance with its terms, as set forth herein.

In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1) The Parties agree to modify, and hereby do modify, the terms of the Note as necessary to effect the following: In the event the Lender has issued, or issues, a valid conversion notice under the Note to the Borrower, and the applicable Conversion Price would result in shares of Borrower's common stock being issued at less than the then-par value of Borrower's common stock, then Borrower will effect the requested conversion at Borrower's then-par value, but will add additional amounts to the Note equal to the value of the shares that were not able to be issued due to the Conversion Price being less than par value of the Borrower's common stock.

As an example, if the Borrower's par value for its common stock is $0.001 per share, and if the Lender issues a valid conversion notice under the Note to convert $10,000 due under the Note at a time when the Conversion Price would be $0.0005 (less than par value and would result in 20,000,000 shares of the Borrower's common stock being issued), then the Borrower will issue 10,000,000 shares of its common stock using the Borrower's par value as the conversion price ($10,000/$0.001 = 10,000,000) and will add an additional $5,000 to the Note to account for the 10,000,000 shares that would have been issued to the Borrower had the conversion request been able to be done at $0.0005 (which would have resulted in a total of 20,000,000 shares).

In the event the Lender has issued valid conversion notice in the past and the Borrower was not able to issue the required number of shares of its common stock due to the price per share being below the par value of the Borrower's common stock, the Borrower will add any additional amount from those conversions to the Note in accordance with the formula set forth above.

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IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers or other authorized signatory, have executed this Amendment as of the date first above written. This Amendment may be signed in counterparts and facsimile signatures are treated as original signatures.

"Borrower"

Freeze Tag, Inc.
a Delaware corporation

By:	Mick Donahoo
Its:	Chief Financial Officer

"Lender"

Accredited Investor

By:	Accredited Investor Name
Its:

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